Amended 2/9/97




















                                   DECLARATION OF TRUST

                                    LFC UTILITIES TRUST




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                                     TABLE OF CONTENTS


ARTICLE I.        The Trust  1

                  1.01       Name                                       1
                  1.02       Definitions                                2

ARTICLE II.       Trustees   4

                  2.01       Number and Qualification                   4
                  2.02       Term and Election                          5
                  2.03       Resignation and Removal                    5
                  2.04       Vacancies                                  6
                  2.05       Manner of Acting; By-laws                  6

ARTICLE III.      Powers of Trustees                                    7

                  3.01       General                                    7
                  3.02       Investments                                7
                  3.03       Legal Title                                9
                  3.04       Sale of Interests                          9
                  3.05       Borrow Money                               9
                  3.06       Delegation; Committees                    10
                  3.07       Collection and Payment                    10
                  3.08       Expenses                                  10
                  3.09       Miscellaneous Powers                      10
                  3.10       Further Powers                            11

ARTICLE IV.       Investment Advisory, Administrative
                   Services and Placement Agent Arrangements              12

                  4.01       Investment Advisory and Other Arrangements   12
                  4.02       Parties to Contract                          12

ARTICLE V.        Limitations of Liability                                14

                  5.01       No Personal Liability of Trustees, Officers,
                              Employees, Agents; Liability of Holders;
                              Indemnification                             14
                  5.02       Non-liability of Trustees, etc.              15
                  5.03       Mandatory Indemnification                    15
                  5.04       No Bond Required of Trustees                 17
                  5.05       No Duty of Investigation; Notice in Trust
                              Instruments, etc.                           17
                  5.06       Reliance on Experts, etc.                    18

ARTICLE VI.       Interests of the Trust                                  19

                  6.01       Interests                                    19
                  6.02       Rights of Holders                            19
                  6.03       Issuance of Interests                        20
                  6.04       Register of Interests                        20


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                  6.05       Non-Transferability                          20
                  6.06       Notices21
                  6.07       Series or Class Designation                  21

ARTICLE VII.      Decreases and Withdrawals                               26

                  7.01       Decreases and Withdrawals                    26

ARTICLE VIII.     Determination of Book Capital Account
                              Balances, Net Income and distributions      27

                  8.01       Book Capital Account Balances                27
                  8.02       Distributions and Allocations to Holders     27
                  8.03       Power to Modify Foregoing Procedures         27

ARTICLE IX.                                                               28
                  9.01       Meetings of Holders                          28
                  9.02       Notice of Meetings                           28
                  9.03       Record Date for Meetings                     29
                  9.04       Proxies, etc.                                29
                  9.05       Reports                                      29
                  9.06       Inspection of Records                        30
                  9.07       Holder Action by Written Consent             30

ARTICLE X.        Duration; Termination of Trust; Amendment;
                   Mergers, Etc.                                          30

                  10.1       Duration                                     30
                  10.2       Termination of Trust or a Series or a Class  30
                  10.3       Dissolution                                  32
                  10.4       Amendment Procedure                          32
                  10.5       Merger, Consolidation and Sale of Assets     33
                  10.6       Incorporation                                34
                  10.7       Massachusetts Business Trust                 35

ARTICLE XI.       Miscellaneous                                             35

                  11.1       Certificate of Designation; Agent
                              for Service of Process                          35
                  11.2       Governing Law                                35
                  11.3       Counterparts                                 35
                  11.4       Reliance by Third Parties                    36
                  11.5       Provisions in Conflict with Law or
                              Regulations                                 36

                              DECLARATION OF TRUST

                                       OF

                               LFC UTILITIES TRUST


         This is a DECLARATION OF TRUST of LFC Utilities Trust made on the 14th day of August, 1991 by John L. Davenport, as trustee (such person, so long as he shall continue in office in accordance with the terms of this Declaration of Trust, and all other persons from time to time duly elected or appointed as trustees in accordance with the provisions of this Declaration of Trust and then in office, being hereinafter called the "Trustees").

                              W I T N E S S E T H:
         WHEREAS, the Trustees desire to form a trust fund under the law of Massachusetts for the investment and reinvestment of its assets; and
         WHEREAS, it is proposed that the trust assets be composed of funds contributed thereto by the holders of interests in the trust entitled to ownership rights in the trust;
         NOW, THEREFORE, the Trustees hereby declare that they will hold in trust all money and property contributed to the trust fund to manage and dispose of the same for the benefit of the holders of the interests in the Trust and subject to the provisions hereof, to wit:

                                   ARTICLE I.
                                    The Trust
         1.01 Name. The name of the trust created hereby (the "Trust") shall be "LFC Utilities Trust" and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever hereinafter used) shall refer to the Trustees as Trustees, and not individually, and shall not refer to the officers, agents, employees or holders of interests in the Trust.
         1.02 Definitions. As used in this Declaration, the following terms shall have the following meanings:
The terms "Affiliated Person," "Assignment" and "Interested Person" shall have the meanings given them in the 1940 Act, as amended from time to time.
         "Administrator" shall mean any party furnishing services to the Trust pursuant to any administrative services contract described in Section 4.01 hereof.
         "Book Capital Account" shall mean, for any Holder at any time, the Book Capital Account of the Holder for such day, determined in accordance with generally accepted accounting principles and the provisions of the 1940 Act.
         "Class" means any division of Interests within a Series, which Class is or has been established within such Series in accordance with the provisions of
Article VI.
         "Commission" and "Interested Person" have the meanings given them in the 1940 Act. Except as otherwise defined by the Trustees in conjunction with the establishment of any Series or Class thereof of Interests, the term Majority Interests Vote shall have the same meaning as is assigned to the term "vote of a majority of the outstanding voting securities" in the 1940 Act.
         "Declaration" shall mean this Declaration of Trust as amended from time to time. References in this Declaration to "Declaration", "hereof," "herein," and "hereunder" shall be deemed to refer to the Declaration rather than the article or section in which such words appear.
         "Fiscal Year" shall mean an annual period as determined by the
Trustees.
         "Holders" shall mean as of any particular time all holders of record of Interests of the Trust at such time.
         "Institutional Investor(s)" shall mean any regulated investment company, segregated asset account, foreign investment company, common and commingled trust Funds, insurance company separate account, group trust or similar investment arrangement other than an individual, S corporation, partnership or grantor trust beneficially owned by any individual, S corporation or partnership.
         "Interest(s)" shall mean the interest of a Holder in the Trust, including the Interests of any and all Series or of any Class within any Series (as the context may require) which may be established by the Trustees, and including all rights, powers and privileges accorded to Holders in this Declaration, which Interest may be expressed as a percentage, determined by calculating, at such times and on such basis, as the Trustees shall from time to time determine, the ratio of each Holders' Book Capital Account balance to the total of all Holders' Book Capital Account balances. Reference herein to a specified percentage in, or fraction of, Interests of the Holders, means Holders whose combined Book Capital Accounts represent such specified percentage or fraction of the Book Capital Accounts of all Holders. "Outstanding Interests" mean those Interests shown from time to time on the books of the Trust or its transfer agent as then issued and outstanding, but shall not include Interests which have been decreased or withdrawn by the Trust and which are at the time held by the Trust.
         "Investment Adviser" shall mean any party furnishing services to the Trust pursuant to any investment advisory contract described in Section 4.01 hereof.
         "The 1940 Act" refers to the Investment Company Act of 1940, as amended from time to time, and the rules and regulations thereunder.
         "Person" shall mean and include individuals, corporations, partnerships, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.
         "Placement Agent" shall mean any party furnishing placement agency services to the Trust pursuant to any placement agency contract described in
Section 4.01 hereof.
         "Registration Statement" shall mean the Registration Statement of the Trust under the 1940 Act in effect from time to time.
         "Series", individually or collectively, means the separately managed component(s) of the Trust (or, if the Trust shall have only one such component, then that one) as may be established and designated from time to time by the Trustees pursuant to Section 6.01 hereof.
         "Trustees" shall mean the signatories to this Declaration, so long as they shall continue in office in accordance with the terms hereof, and all other persons who at the time in question have been duly elected or appointed and have qualified as trustees in accordance with the provisions hereof and are then in office, who are herein referred to as the "Trustees," and reference in this Declaration to a Trustee or Trustees shall refer to such person or persons in their capacity as trustees hereunder.
         "Trust Property" shall mean as of any particular time any and all property, real or personal, tangible or intangible, which at such time is owned or held by or for the account of the Trust or the Trustees, including any and all assets of or allocated to any Series or Class, as the context may require.

                                   ARTICLE II.
                                    Trustees
         2.01 Number and Qualification. The number of Trustees shall be fixed by the Trustees, except that,there shall not be less than three Trustees. No reduction in the number of Trustees shall have the effect of removing any Trustee from office. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in Section 2.04 hereof, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration. A Trustee shall be an individual at least 21 years of age who is not under legal disability.
         2.02 Term and Election. Except for the Trustees named herein or appointed to fill vacancies pursuant to Section 2.04 hereof, the Trustees may succeed themselves and shall be elected by the Holders owning of record a plurality of the Interests voting at a meeting of Holders on a date fixed by the Trustees. Except in the event of resignation or removal pursuant to Section 2.03 hereof, each Trustee shall hold office until such time as less than a majority of the Trustees holding office have been elected by Holders. In such event the Trustees then in office will call a Holders' meeting for the election of Trustees. Except for the foregoing circumstances, the Trustees shall continue to hold office and may appoint successor Trustees.
         2.03 Resignation and Removal. Any Trustee may resign his trust (without need for prior or subsequent accounting). Any of the Trustees may be removed by the affirmative vote of the Holders of two-thirds of the Interests or with cause, by the action of two-thirds of the remaining Trustees (provided the aggregate number of Trustees, after such removal and after giving effect to any appointment made to fill the vacancy created by such removal, shall not be less than the number required by Section 2.01 hereof). Removal with cause includes, but is not limited to, the removal of a Trustee due to physical or mental incapacity. Upon the resignation or removal of a Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning or removed Trustee. Upon the death of any Trustee or upon removal or resignation due to any Trustee's incapacity to serve as trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.
         2.04 Vacancies. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of his death, retirement, resignation, removal, bankruptcy, adjudicated incompetence or other incapacity to perform the duties of the office of a Trustee. No such vacancy shall operate to annul the Declaration or to revoke any existing agency created pursuant to the terms of the Declaration. In the case of an existing vacancy, including a vacancy existing by reason of an increase in the number of Trustees, subject to the provisions of Section 16(a) of the 1940 Act, the remaining Trustees shall fill such vacancy by the appointment of such other person as they in their discretion shall see fit. An appointment of a Trustee may be made in anticipation of a vacancy to occur at a later date by reason of retirement, resignation or increase in the number of Trustees, provided that such appointment shall not become effective prior to such retirement, resignation or increase in the number of Trustees. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in this Section 2.04, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by the Declaration. A written instrument certifying the existence of such vacancy signed by a majority of the Trustees in office shall be conclusive evidence of the existence of such vacancy.
         2.05 Manner of Acting; By-laws. Except as otherwise provided herein or in the By-laws, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of Trustees (a quorum being present), including any meeting held by means of a conference telephone circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other, or by written consents of a majority of the entire number of Trustees then in office. The Trustees may adopt By-laws not inconsistent with this Declaration to provide for the conduct of the business of the Trust and may amend, alter or repeal such By-laws to the extent such power is not reserved to the Holders.
         Notwithstanding the foregoing provisions of this Section 2.05 and in addition to such provisions or any other provision of this Declaration or of the By-laws, the Trustees may by resolution appoint a committee consisting of less than the whole number of Trustees then in office, which committee may be empowered to act for and bind the Trustees and the Trust, as if the acts of such committee were the acts of all the Trustees then in office, with respect to the institution, prosecution, dismissal, settlement, review or investigation of any action, suit or proceeding which shall be pending or threatened to be brought before any court, administrative agency or other adjudicatory body.

                                  ARTICLE III.
                               Powers of Trustees
         3.01 General. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust and any Series or Class thereof to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Declaration. The Trustees may perform such acts as in their sole discretion are proper for conducting the business of the Trust. The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. Such powers of the Trustees may be exercised without order of or resort to any court.
         3.02  Investments.  The Trustees shall have power to:
         (a)      conduct, operate and carry on the business of an
investment company; and
         (b) subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute or otherwise deal in or dispose of United States and foreign currencies and related instruments including options and futures contracts, and forward foreign currency exchange contracts; securities, including common, preferred and preference stocks, warrants, when-issued and delayed securities, when, as and if securities, subscription rights, profit-sharing interests or participations and all other contracts for or evidence of equity interests; bonds, debentures, time notes and all other evidences of indebtedness; negotiable or non-negotiable instruments, obligations, certificates of deposit or indebtedness, Eurodollar certificates of deposit, finance paper, bankers' acceptances, commercial paper, repurchase agreements, reverse repurchase agreements, convertible securities, forward contracts, options, futures contracts, options on futures contracts, and other securities, including, without limitation, those issued, guaranteed or sponsored by any state, territory or possession of the United States and the District of Columbia and their political subdivisions, agencies and instrumentalities, or by the United States Government, any foreign government, or any agency, instrumentality or political subdivision of the United States Government or any foreign government, or international instrumentalities, or by any bank, savings institution, corporation or other business entity organized under the laws of any State or of the United States or under foreign laws; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more persons, firms, associations, or corporations to exercise any of said rights, powers and privileges in respect of any of said instruments; and the Trustees shall be deemed to have the foregoing powers with respect to any additional securities in which the Trustees may determine to invest.
         The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust, nor shall the Trustees be limited by any law limiting the investments which may be made by fiduciaries.
         3.03 Legal Title. Legal title to all the Trust Property shall be vested in the Trustees as joint tenants except that the Trustees shall have the power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust or any Series of the Trust, or in the name of any other Person on behalf of the Trust, on such terms as the Trustees may determine.
         The right, title and interest of the Trustees in the Trust Property and the Trust Property of each Series of the Trust shall vest automatically in each person who may hereafter become a Trustee upon his due election and qualification. Upon the resignation, removal or death of a Trustee he shall automatically cease to have any right, title or interest in any of the Trust Property, and the Trust Property of each Series and the right, title and interest of such Trustee in the Trust Property and the Trust Property of each Series shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.
         3.04 Sale of Interests. Subject to the more detailed provisions set forth in Articles VI and VII, the Trustees shall have the power to permit persons to purchase Interests and to add to or reduce, in whole or in part, their Interest in the Trust.
         3.05 Borrow Money. The Trustees shall have power to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust, including the lending of portfolio securities, and to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other person, firm, association or corporation.
         3.06 Delegation; Committees. The Trustees shall have power, consistent with their continuing exclusive authority over the management of the Trust and the Trust Property, to delegate from time to time to such of their number or to officers, employees or agents of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or any Series or Class of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient.
         3.07 Collection and Payment. The Trustees shall have power to collect all property due to the Trust or any Series thereof; and to pay all claims, including taxes, against the trust Property; to prosecute, defend, compromise or abandon any claims relating to the Trust Property; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments.
         3.08 Expenses. Subject to Section 6.07 hereof, the Trustees shall have power to incur and pay any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of this Declaration, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees.
         3.09 Miscellaneous Powers. The Trustees shall have the power to: (a) employ or contract with such persons as the Trustees may deem desirable for the transaction of the business of the Trust or any Series thereof and terminate such employees or contractual relationships as they consider appropriate; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) purchase, and pay for out of Trust Property or the Trust Property of the appropriate Series of the Trust, insurance policies insuring the Investment Adviser, Administrator, Placement Agent, Holders, Trustees, officers, employees, agents, or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such person in such capacity, whether or not the Trust would have the power to indemnify such person against such liability; (d) establish pension, profit-sharing and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust; (e) make donations, irrespective of benefit to the Trust, for charitable, religious, educational, scientific, civic or similar purposes; (f) to the extent permitted by law, indemnify any person with whom the Trust or any Series thereof has dealings, including the Investment Adviser, Administrator, placement agent, Holders, Trustees, officers, employees, agents of independent contractors of the Trust or any Series thereof, to such extent as the Trustees shall determine; (g) guarantee indebtedness or contractual obligations of others; (h) determine and change the Fiscal Year of the Trust or any Series thereof and the method in which its accounts shall be kept; (i) adopt a seal for the Trust, but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust; (j) enter into a plan of distribution and any related agreements whereby the Trust may finance directly or indirectly any activity which is primarily intended to result in sale of Interests; (k) adopt on behalf of the Trust or any Series thereof any plan providing for the issuance of multiple Classes of Interests (as authorized herein at Section 6.01); and (l) determine, in their sole discretion, whether it is desirable for the Trust to be treated as a regulated investment company, as that term is defined in subchapter M of the Internal Revenue Code of 1986, as amended, and if so determined, to make such changes to the organization and operation of the Trust as are necessary to enable the Trust to qualify as a regulated investment company, and to elect such status on behalf of the Trust, without any further action by the Holders.
         3.10 Further Powers. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices, whether within or without The Commonwealth of Massachusetts, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust and any Series thereof although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees. The Trustees will not be required to obtain any court order to deal with Trust Property.

                                   ARTICLE IV.

                  Investment Advisory, Administrative Services
                        and Placement Agent Arrangements

         4.01 Investment Advisory and Other Arrangements. The Trustees may in their discretion, from time to time, enter into investment advisory, administrative services and custodial contracts or placement agent agreements or, if the Trustees establish multiple Series, separate investment advisory, administrative, custodial or placement agency agreements with respect to one or more Series, whereby the other party to such contract or agreement shall undertake to furnish the Trust or such Series such investment advisory, administrative, custodial, placement agent and/or other services as the Trustees shall, from time to time, consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provisions of this Declaration, the Trustees may authorize any Investment Adviser (subject to such general or specific instructions as the Trustees may, from time to time, adopt) to effect purchases, sales, loans or exchanges of Trust Property on behalf of the Trustees, or may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of any such Investment Adviser (and all without further action by the Trustees). Any such purchases, sales, loans and exchanges shall be deemed to have been authorized by all of the Trustees. The Trustees may, in their sole discretion, call a meeting of Holders in order to submit to a vote of Holders at such meeting the approval or continuance of any investment advisory contract. If the Holders of any one or more of the Series of the Trust should fail to approve any such investment advisory contract, the Investment Adviser may nonetheless serve as Investment Adviser with respect to any Series whose Holders approve such contract.
         4.02 Parties to Contract.  Any contract of the  character  described in
Section 4.01 of this Article IV or in the By-Laws of the Trust may be entered into with any corporation, firm, trust or association, although one or more of the Trustees or officers of the Trust or a Series thereof may be an officer, director, Trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust or a Series thereof under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was reasonable and fair and not inconsistent with the provisions of this Article IV or the By-Laws. The same person (including a firm, corporation, trust, or association) may be the other party to contracts entered into pursuant to Section 4.01 above or the By-Laws of the Trust, and any individual may be financially interested or otherwise affiliated with persons who are parties to any or all of the contracts mentioned in this
Section 4.02.

                                   ARTICLE V.
                            Limitations of Liability
         5.01 No Personal Liability of Trustees, Officers, Employees, Agents; Liability of Holders; Indemnification. No Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than the Trust or its Holders, in connection with Trust Property or the affairs of the Trust or any Series thereof, save only that arising from his bad faith, willful misfeasance, gross negligence or reckless disregard of his duty to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature against a Trustee, officer, employee or agent of the Trust arising in connection with the affairs of the Trust. Each Holder shall be jointly and severally liable (with rights of contribution inter se in proportion to their respective Interests in the Trust) for the liabilities and obligations of the Trust or any Series thereof in the event that the Trust or the Series fails to satisfy such liabilities and obligations; provided, however, that, to the extent assets are available in the Trust or the Series, the Trust or the Series shall indemnify and hold each Holder harmless from and against any claim or liability to which such Holder may become subject by reason of its being or having been a Holder to the extent that such claim or liability imposes on the Holder an obligation or liability which, when compared to the obligations and liabilities imposed on other Holders, is greater than its Interest (proportionate share), and shall reimburse such Holder for all legal and other expenses reasonably incurred by it in connection with any such claim or liability. The rights accruing to a Holder under this Section 5.01 shall not exclude any other right to which such Holder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust or any Series thereof to indemnify or reimburse a Holder in any appropriate situation even though not specifically provided herein. Notwithstanding the indemnification procedure described above, it is intended that each Holder shall remain jointly and severally liable to the Trust's or any Series' creditors as a legal matter.
         5.02 Non-liability of Trustees, etc. No Trustee, officer, employee or agent of the Trust shall be liable to the Trust, to any Series thereof, its Holders, or to any Trustee, officer, employee, or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.
         5.03  Mandatory Indemnification.  (a)  Subject to the exceptions and limitations contained in paragraph (b) below:
         (i) every person who is, or has been, a Trustee, officer, employee or agent of the Trust (including any individual who serves at its request as director, officer, partner, trustee or the like of another organization in which it has any interest as a shareholder, creditor or otherwise) shall be indemnified by the Trust, or by one or more Series thereof if the claim arises from his or her conduct with respect to only such Series, to the fullest extent permitted by law against all liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Trustee or officer and against amounts paid or incurred by him in the settlement thereof;
                  (ii) the words "claim," "action," "suit," or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal, or other, including appeals), actual or threatened; and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.
         (b)      No indemnification shall be provided hereunder to a Trustee or officer:
                  (i) against any liability to the Trust, a Series thereof or the Holders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office;
                  (ii) with respect to any matter as to which he shall have been finally adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interest of the Trust or a Series thereof;
                  (iii) in the event of a settlement or other disposition not involving a final adjudication as provided in paragraph (b)(ii) resulting in a payment by a Trustee or officer, unless there has been a determination that such Trustee or officer did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office:
                           (A)  by  the  court  or  other  body   approving  the
                           settlement or other disposition; (B) based upon a review of readily available facts (as opposed to a full trial-type inquiry) by (x) vote of a majority of the Non-interested Trustees (as defined below) acting on the matter (provided that a majority of the Non-interested Trustees then in office act on the matter) or (y) written opinion of independent legal counsel; or
                           (C)      a Majority Interests Vote (excluding
Interests owned of record or beneficially by such individual).
         (c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not affect any other rights to which any Trustee or officer may now or hereafter be entitled, shall continue as to a person who has ceased to be such Trustee or officer and shall inure to the benefit of the heirs, executors, administrators and assigns of such a person. Nothing contained herein shall affect any rights to indemnification to which personnel of the Trust or any Series thereof other than Trustees and officers may be entitled by contract or otherwise under law.
         (d) Expenses of preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in paragraph (a) of this
Section 5.03 may be advanced by the Trust or a Series thereof prior to final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification under this Section 5.03, provided that either:
                  (i) such undertaking is secured by a surety bond or some other appropriate security provided by the recipient, or the Trust or Series thereof shall be insured against losses arising out of any such advances; or
                  (ii) a majority of the Non-interested Trustees acting on the matter provided that a majority of the Non-interested Trustees act on the matter) or an independent legal counsel in a written opinion shall determine, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the recipient ultimately will be found entitled to indemnification.
         As used in this Section 5.03, a "Non-interested Trustee" is one who (i) is not an "Interested Person" of the Trust (including anyone who has been exempted from being an "Interested Person" by any rule, regulation or order of the Commission), and (ii) is not involved in the claim, action, suit or proceeding.
         5.04 No Bond Required of Trustees. No Trustee shall, as such, be obligated to give any bond or surety or other security for the performance of any of his duties hereunder.
         5.05 No Duty of Investigation; Notice in Trust Instruments, etc. No purchaser, lender, or other person dealing with the Trustees or any officer, employee or agent of the Trust or a Series thereof shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, instrument, certificate or other interest or undertaking of the Trust or a Series or Class thereof, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively taken to have been executed or done by the executors thereof only in their capacity as Trustees, officers, employees or agents of the Trust or a Series or Class thereof. Every written obligation, contract, instrument, certificate or other interest or undertaking of the Trust or a Series or Class thereof made or sold by the Trustees or by any officer, employee or agent of the Trust or a Series or Class thereof, in his capacity as such, shall contain an appropriate recital to the effect that the Trustee, officer, employee and agent of the Trust or a Series or Class thereof shall not personally be bound by or liable thereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim thereunder, and appropriate references shall be made therein to the Declaration, and may contain any further recital which they may deem appropriate, but the omission of such recital shall not operate to impose personal liability on any of the Trustees, officers, employees or agents of the Trust or any Series or Class thereof. The Trustees may maintain insurance for the protection of the Trust Property or the rust Property of the applicable Series, its Holders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.
         5.06 Reliance on Experts, etc. Each Trustee and officer or employee of the Trust or any Series thereof shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust or any Series or Class thereof, upon an opinion of counsel, or upon reports made to the Trust or any Series or Class thereof by any of its officers or employees or by any Investment Adviser, Administrator, accountant, appraiser or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.

                                   ARTICLE VI.
                             Interests of the Trust
         6.01 Interests. The beneficial interest in the property of the Trust shall consist of non-transferable Interests. The number of such Interests authorized hereunder is unlimited although the number of Holders shall never exceed 500 unless the Trust receives an opinion of legal counsel to the effect that a higher number of Holders will not cause the Trust to be treated as an association taxable as a corporation for Federal income tax purposes. The Trustees may permit the purchase of Interests but only if the purchaser is an Institutional Investor. Subject to applicable law and to such restrictions as may be adopted by the Trustees, a Holder may increase or decrease its Interest without limitation. The Trustees shall have the authority to establish and designate one or more Series of Interests and one or more Classes thereof. Each Interest in any Series shall represent an equal proportionate Interest in the assets of that Series with each other Interest in that Series. Subject to the provisions of Section 6.07 hereof, the Trustees may also authorize the creation of additional Series of Interests (the proceeds of which may be invested in separate, independently managed portfolios) and additional Classes of Interests within any Series.
         6.02 Rights of Holders. The ownership of the Trust Property of every description and the right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the Holders shall have no right or title therein other than the beneficial interest conferred by their Interests and they shall have no right to call for any partition or division of any property, profits or rights of the Trust or a Series thereof. The Interests shall be personal property giving only the rights in this Declaration specifically set forth.
         6.03 Issuance of Interests. The Trustees in their discretion may, from time to time, without vote of the Holders, issue Interests, in addition to the then issued and outstanding Interests and Interests held by the Trust, to such party or parties and for such amount and type of consideration, including cash or property, at such time or times and on such terms as the Trustees may deem best, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. In connection with any issuance of Interests, the Trustees may issue fractional Interests and Interests held by the Trust. The Trustees may from time to time divide or combine the Interests of the Trust or, if the Interests be divided into Series or Classes, of any Series or any Class thereof of the Trust, into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust or in the Trust Property allocated or belonging to such Series or Class. Contributions to the Trust or Series thereof may be accepted for, and Interests shall be redeemed as, whole Interests and/or 1/1,000ths of a Interest or integral multiples thereof.
         6.04 Register of Interests. A register shall be kept at the Trust under the direction of the Trustees which shall contain the names and addresses of the Holders and the Book Capital Account balances of each Holder. Each such register shall be conclusive as to who are the Holders of the Trust and who shall be entitled to payments of distributions or otherwise to exercise or enjoy the rights of Holders. No Holder shall be entitled to receive payment of any distribution, nor to have notice given to it as herein provided, until it has given its address to such officer or agent of the Trustees as shall keep the said register for entry thereon.
         6.05  Non-Transferability.  Interests shall not be transferable.
         6.06 Notices. Any and all notice to which any Holder hereunder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Holder of record at its last known address as recorded on the register of the Trust.
         6.07 Series or Class Designation. (a) Without limiting the authority of the Trustees set forth in Section
6.01 to establish and designate any further Series, it is hereby confirmed that the Trust consists of the presently
Outstanding Interests of a single Series: LFC Utilities Trust.
         (b) Without limiting the authority of the Trustees set forth in Section
6.01 to establish and designate any further Classes, it is hereby confirmed that the Trust presently consists of one Class of Interests: the Outstanding Interests of LFC Utilities Trust. Each Outstanding Interest of any Series shall be of the existing Class unless the Trustees, with the consent of the holder of the Interest (which consent shall be evidenced by the holder's subscription of Interests of a specified Class or by any other action prescribed by the Trustees), determines that such Interest is or shall be of some other Class.
         (c) The Interests of the existing Series and such Classes thereof herein established and designated and any Interests of any further Series and Classes thereof that may from time to time be established and designated by the Trustees shall be established and designated, and the variations in the relative rights and preferences as between the different Series shall be fixed and determined, by the Trustees (unless the Trustees otherwise determine with respect to further Series or Classes at the time of establishing and designating the same); provided, that all Interests shall be identical except that there may be variations so fixed and determined between different Series or Classes thereof as to investment objective, policies and restrictions, purchase price, payment obligations, distribution expenses, right of redemption, special and relative rights as to dividends and on liquidation, conversion rights, exchange rights, and conditions under which the several Series or Classes thereof shall have separate voting rights, all of which are subject to the limitations set forth below. All references to Interests in this Declaration shall be deemed to be Interests of any or all Series or Classes as the context may require.
         (d) As to any existing Series and Classes, both heretofore and herein established and designated, and any further division of Interests of the Trust into additional Series or Classes, the following provisions shall be applicable:
                  (i) The number of authorized Interests and the number of Interests of each Series or Class thereof that may be issued shall be unlimited. The Trustees may classify or reclassify any unissued Interests or any Interests previously issued and reacquired of any Series or Class into one or more Series or one or more Classes that may be established and designated from time to time. The Trustees may hold as Interests (of the same or some other Series or Class), reissue for such consideration and on such terms as they may determine, or cancel any Interests of any Series or Class reacquired by the Trust at their discretion from time to time.
                  (ii) All consideration received by the Trust for the issue or sale of Interests of a particular Series or Class, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series or Class for all purposes, subject only to the rights of creditors of such Series or Class and except as may otherwise be required by applicable tax laws, and shall be so recorded upon the books of account of the Trust. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series or Class, the Trustees shall allocate them among any one or more of the Series or Classes established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable. Each such allocation by the Trustees shall be conclusive and binding upon the Holders of all Series or Classes for all purposes. No Holder of Interests of any Series shall have any claim on or right to any assets allocated or belonging to any other Series.
         (iii) The assets belonging to each particular Series shall be charged with the liabilities of the Trust in respect of that Series or the appropriate Class or Classes thereof and all expenses, costs, charges and reserves attributable to that Series or Class or Classes thereof, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series or Class or Classes thereof shall be allocated and charged by the Trustees to and among any one or more of the Series or Class or Classes thereof established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Holders of all Series and Classes for all purposes. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items are capital; and each such determination and allocation shall be conclusive and binding upon the Holders. The assets of a particular Series or Class of the Trust shall, under no circumstances, be charged with liabilities attributable to any other Series or Class of the Trust. All persons extending credit to, or contracting with or having any claim against a particular Series or Class of the Trust shall look only to the assets of that particular Series or Class for payment of such credit, contract or claim.
         (iv) The power of the Trustees to allocate income and pay distributions shall be governed by Section 8.02 of this Declaration with respect to any one or more Series or Classes which represents the interests in the assets of the Trust immediately prior to the establishment of two or more Series or Classes. With respect to any other Series or Class, allocations may be made and distributions on Interests of a particular Series or Class may be paid with such frequency as the Trustees may determine, which may be daily or otherwise, pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, to the holders of Interests of that Series or Class, from such of the income and capital gains, accrued or realized, from the assets belonging to that Series or Class, as the Trustees may determine, after providing for actual and accrued liabilities belonging to that Series or Class. All distributions on Interests of a particular Series or Class shall be made pro rata to the Holders of that Series or Class in proportion to the number of Interests of that Series or Class held by such Holders at the time of record established for the payment of such distribution unless another sharing method is required for Federal income tax reasons in accordance with the method selected by the Trustees pursuant to Section 8.02 hereof.
         (v) Each Interest of a Series of the Trust shall represent a beneficial interest in the net assets of such Series. Each Holder of Interests of a Series or Class thereof shall be entitled to receive his pro rata share of distributions of income and capital gains made with respect to such Series or Class. Upon redemption of his Interests or indemnification for liabilities incurred by reason of his being or having been a Holder of a Series or Class, such Holder shall be paid solely out of the funds and property of such Series or Class of the Trust. Upon liquidation or termination of a Series or Class of the Trust, Holders of such Series or Class shall be entitled to receive a pro rata share of the net assets of such Series or Class unless another sharing method is required for Federal income tax reasons in accordance with the method selected by the Trustees pursuant to Section 8.02 hereof. A Holder of a particular Series of the Trust shall not be entitled to participate in a derivative or class action on behalf of any other Series or the Holders of any other Series of the Trust.
         (vi) On each matter submitted to a vote of Holders, all Interests of all Series and Classes shall vote as a single class; provided, however, that (1) as to any matter with respect to which a separate vote of any Series or Class is required by the 1940 Act or is required by attributes applicable to any Class, such requirements as to a separate vote by that Series or Class shall apply, (2) to the extent that a matter referred to in (1) above, affects more than one Class or Series and the interests of each such Class or Series in the matter are identical, then, subject to (3) below, the Interests of all such affected Classes or Series shall vote as a single Class; (3) as to any matter which does not affect the interests of a particular Series or Class, only the holders of Interests of the one or more affected Series or Classes shall be entitled to vote; and (4) the provisions of the following sentence shall apply. On any matter that pertains to a Rule 12b-1 distribution plan, which matter is submitted to a vote of Holders, Holders of a Class of a Series shall have exclusive voting rights with respect to the Rule 12b-1 distribution plan applicable to their respective Classes of Interests and to the extent that such matter does not affect Interests of a particular Class of such Series, said Interests shall not be entitled to vote (except where otherwise required by law or permitted by the Board of Trustees acting in its sole discretion) even though the matter is submitted to a vote of the Holders of any other Class or Series.
         (vii) Except as otherwise provided in this Article VI, the Trustees shall have the power to determine the designations, preferences, privileges, payment obligations, limitations and rights, including voting and dividend rights, of each Class and Series of Interests. Subject to compliance with the requirement of the 1940 Act, the Trustees shall have the authority to provide that the Holders of Interests of any Series or Class shall have the right to convert or exchange said Interests into Interests of one or more Series or Classes of Interests in accordance with such requirements and procedures as may be established by the Trustees; provided however, that any conversion of Interests is subject to the continuing availability of an opinion of counsel or an Internal Revenue Service ruling that such conversion is a non-taxable event.
         (viii) The establishment and designation of any Series or Classes of Interests shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of such Series or Classes, or as otherwise provided in such instrument. At any time that there are no Outstanding Interests of any particular Series or Class previously established and designated, the Trustees may by an instrument executed by a majority of their number abolish that Series or Class and the establishment and designation thereof. Each instrument referred to in this section shall have the status of an amendment to this Declaration.

                                  ARTICLE VII.
                            Decreases And Withdrawals
         7.01 Decreases and Withdrawals. A Holder shall have the authority to decrease or withdraw its Interest in the Trust or a Series thereof, at such Holder's option, subject to the terms and conditions provided in this Article
VII. The Trust shall, upon application of any Holder or pursuant to authorization from any Holder, and subject to this Section 7.01, decrease or withdraw such Holder's Interest in an amount determined by the application of a formula adopted for such purpose by resolution of the Trustees; provided that
(a) such amount shall not exceed the reduction in a Holder's Book Capital Account effected by such decrease or withdrawal of its Interest and (b) if so authorized by the Trustees, the Trust may, at any time and from time to time, charge fees for effecting such decrease or withdrawal, at such rates as the Trustees may establish, and may, at any time and from time to time, suspend such right of decrease or withdrawal. The procedures for effecting decreases or withdrawals shall be as determined by the Trustees from time to time.

                                  ARTICLE VIII.

                      Determination of Book Capital Account
                     Balances, Net Income and Distributions

         8.01 Book Capital Account Balances. The Book Capital Account balances of Holders of the Trust or a Series thereof shall be determined daily at such time or times as the Trustees may determine. The Trustees shall adopt resolutions setting forth the method of determining the Book Capital Account balances for each Holder. The power and duty to make calculations pursuant to such resolutions may be delegated by the Trustees to the Investment Adviser, Administrator, custodian, or such other person as the Trustees may determine.
         8.02 Distributions and Allocations to Holders. The Trustees shall, in compliance with the regulations promulgated under applicable provisions of the Internal Revenue Code of 1986, as amended (herein the "Code"), agree to (i) the daily allocation of income or loss to each Holder of the Trust or a Series or Class thereof, (ii) the payment of distributions to Holders and (iii) upon liquidation, the final allocation of items of taxable income and expense. Such agreement shall be set forth in written instructions directed to the custodian for the assets of the Trust or the Series specifying the method by which the Trust or the Series will comply with the Code. The Trustees may amend the instructions adopted pursuant to this Section 8.02 from time to time to the extent necessary to comply with the Code or any regulations promulgated thereunder. The Trustees may always retain from the net profits such amount as they may deem necessary to pay the debts or expenses of the Trust or any Series or Class thereof or to meet obligations of the Trust or a Series or Class, or as they may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business.
         8.03 Power to Modify Foregoing Procedures. Notwithstanding any of the foregoing provisions of this Article VIII, the Trustees may prescribe, in their absolute discretion, such other bases and times for determining the net income and net assets of the Trust or any Series or Class thereof, the allocation of income or the payment of distributions to the Holders of the Trust or any Series or Class thereof as they may deem necessary or desirable to enable the Trust or the Series or Class thereof to comply with any provision of the 1940 Act, any rule or regulation thereunder, or any order of exemption issued by said Commission, all as in effect now or hereafter amended or modified.

                                   ARTICLE IX.
                                     Holders
         9.01 Meetings of Holders. Meetings of the Holders may be called at any time by a majority of the Trustees and shall be called by any Trustee upon written request of Holders holding, in the aggregate, not less than 10% of the Interests of the Trust, such request specifying the purpose or purposes for which such meeting is to be called. Meetings of the Holders of any Series of the Trust shall be called by the President or the Secretary at the written request of the Holder or Holders of ten percent (10%) or more of the total number of Interests then issued and outstanding of such Series of the Trust entitled to vote at such meeting. Any such meeting shall be held within or without The Commonwealth of Massachusetts on such day and at such time as the Trustees shall designate. Holders of a majority of the Interests of the Trust or a Series thereof, present in person or by proxy, shall constitute a quorum for the transaction of any business, except as may otherwise be required by the 1940 Act or other applicable law or by this Declaration or the By-Laws of the Trust.
         9.02 Notice of Meetings. Notice of all meetings of the Holders, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail to each Holder, at his registered address, mailed at least 10 days and not more than 60 days before the meeting. At any such meeting, any business properly before the meeting may be considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.
         9.03 Record Date for Meetings. For the purpose of determining the Holders who are entitled to notice of and to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time fix a date, not more than 60 days prior to the date of any meeting of the Holders or payment of distributions or other action, as the case may be, as a record date for the determination of the Persons to be treated as Holders of record for such purposes.
         9.04 Proxies, etc. At any meeting of Holders, any Holder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at a meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust or a Series thereof as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust or a Series thereof. Only Holders of record shall be entitled to vote. Each Holder shall be entitled to a vote proportionate to its Interest in the Trust or Series. When Interests are held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Interest, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Interest. A proxy purporting to be executed by or on behalf of a Holder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.
         9.05 Reports. The Trustees shall cause to be prepared, at least annually, a report of operations containing a balance sheet and statement of income and undistributed income of the Trust or a Series thereof prepared in conformity with generally accepted accounting principles and an opinion of an independent public accountant on such financial statements. The Trustees shall, in addition, furnish to the Holders at least semi-annually interim reports containing an unaudited balance sheet as of the end of such period and an unaudited statement of income and surplus for the period from the beginning of the current Fiscal Year to the end of such period.
         9.06 Inspection of Records. The books and records of the Trust or a Series thereof shall be open to inspection by Holders during normal business hours to the extent as is permitted shareholders of a Massachusetts business corporation.
         9.07 Holder Action by Written Consent. Any action which may be taken by Holders may be taken without a meeting if Holders holding more than 50% of the total Interests entitled to vote (or such larger proportion thereof as shall be required by any express provisions of this Declaration) shall consent to the action in writing and the written consents are filed with the records of the meetings of Holders. Such consent shall be treated for all purposes as a vote taken at a meeting of Holders.

                                   ARTICLE X.

                         Duration; Termination of Trust;
                            Amendment; Mergers; Etc.

         10.01 Duration. Subject to possible termination or dissolution in accordance with the provisions of Sections 10.02 and 10.03 respectively, the Trust created hereby shall continue until December 31, 2080.
         10.02  Termination of Trust or a Series or a Class.
(a) The Trust or any Series or Class thereof may be terminated (i) by the affirmative vote of the Holders of the Trust or the appropriate Series or a Class thereof, of not less than two-thirds of the Interests of the Trust or of such Series or Class at any meeting of the Holders or by an instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by the Holders of the Trust or the appropriate Series or Class thereof of not less than a majority of such Interests, (ii) by a majority of the Trustees by written notice to such Holders stating that a majority of the Trustees has determined that the continuation of the Trust or a Series or a Class thereof is not in the best interest of such Series or a Class, the Trust or their respective Holders as a result of such factors or events adversely affecting the ability of such Series or a Class or the Trust to conduct its business and operations in an economically viable manner (such factors and events may include the inability of a Series or Class or the Trust to maintain its assets at an appropriate size, changes in laws or regulations governing the Series or Class or the Trust or affecting assets of the type in which such Series or Class or the Trust invests or economic developments or trends having a significant adverse impact on the business or operations of such Series or Class or the Trust), or (iii) following the dissolution of the Trust as provided in Section
10.03 hereof if the Holders do not elect to continue the business of the Trust as provided in said Section 10.03. Upon any such termination,
         (i) The Trust or the Series or Class shall carry on no business except for the purpose of winding up its affairs.
         (ii) The Trustees shall proceed to wind up the affairs of the Trust, Series or Class and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, Series or Class, collect its assets, sell, convey, assign, exchange, or otherwise dispose of all or any part of the remaining Trust Property or Trust Property allocated or belonging to such Series or Class to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, or other disposition of all or substantially all the Trust Property or Trust Property allocated or belonging to such Series or Class shall require approval of the principal terms of the transaction and the nature and amount of the consideration by the vote of Holders holding more than 50% of the total Interests entitled to vote.
         (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, or the remaining Trust Property of the terminated Series or Class in cash or in kind or partly each, among the Holders of the Trust, Series or Class according to their respective rights.
                  (b) Upon termination of the Trust, Series or Class and distribution to the Holders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination. Upon termination of the Trust, Series or Class the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Holders of the Trust or the terminated Series or Class shall thereupon cease.
         10.03 Dissolution. Upon the withdrawal, resignation, retirement, bankruptcy or expulsion of any Holder, the Trust shall be dissolved effective 120 days after the event. However, the remaining Holders may, by a unanimous affirmative vote at any meeting of the remaining Holders held prior to 120 days after such event or by an instrument in writing without a meeting signed by a majority of the Trustees and consented to by all of the remaining Holders prior to 120 days after such event, agree to continue the business of the Trust even if there has been a prior dissolution.
         10.04  Amendment Procedure.
                  (a) This Declaration may be amended by the vote of Holders holding more than 50% of the total Interests entitled to vote or by an instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by the vote of Holders holding more than 50% of the total Interests entitled to vote. The Trustees may also amend this Declaration without the vote or consent of Holders to change the name of the Trust, to supply any omission, to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, or to conform this Declaration to the requirements of applicable federal laws or regulations or the requirements of the applicable provisions of the Internal Revenue Code of 1986, as amended, but the Trustees shall not be liable for failing so to do. The Trustees may also amend this Declaration without the vote or consent of the Holders if they deem it necessary or desirable to make any other changes in the Declaration which do not adversely affect the rights of the Holders thereunder.
         (b) No amendment may be made, under Section 10.04(a) above, which would change any rights with respect to any Interest in the Trust or a Series or Class thereof by reducing the amount payable thereon upon liquidation of the Trust or a Series or Class thereof or by diminishing or eliminating any voting rights pertaining thereto, except with the vote or consent of the Holders of two-thirds of the Interests of the Trust or such Series or Class outstanding and entitled to vote.
         (c) A certification in recordable form signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Holders or by the Trustees as aforesaid or a copy of the Declaration, as amended, in recordable form, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.
         (d) All amendments shall be effective upon execution. Notwithstanding any other provision hereof, until such time as Interests are first sold, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.
         10.05 Merger, Consolidation and Sale of Assets. The Trust, or any Series thereof, may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of the Trust Property or Trust Property allocated or belonging to such Series, including its good will, upon such terms and conditions and for such consideration when and as authorized (a) at any meeting of Holders called for the purpose by the affirmative vote of the Holders of not less than two-thirds of the Interests of the Trust or such Series; (b) by an instrument or instruments in writing without a meeting, consented to by the Holders of not less than two-thirds of such Interests; or (c) by any instrument in writing without a meeting, signed by a majority of the Trustees and consented to by the Holders of the Trust or such Series of not less than a majority of such Interests, and any such merger, consolidation, sale, lease or exchange shall be deemed for all purposes to have been accomplished under and pursuant to the statutes of The Commonwealth of Massachusetts.
         10.06 Incorporation. Upon a Majority Interests Vote of the Trust or a Series thereof, the Trustees may cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, association or other organization to take over all of the Trust Property or Trust Property allocated or belonging to such Series or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer the Trust Property or Trust Property allocated or belonging to such Series to any such corporation, trust, association or organization in exchange for the equity interest thereof or otherwise, and to lend money to, subscribe for the equity interests of, and enter into any contracts with any such corporation, trust, partnership, association or organization, or any corporation, partnership, trust, association or organization in which the Trust or such Series holds or is about to acquire equity interests. The Trustees may also cause a merger or consolidation between the Trust or any Series or any successors thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law, as provided under the law then in effect. Nothing contained herein shall be construed as requiring approval of the Holders of the Trust or any Series thereof for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations and selling, conveying or transferring a portion of the Trust Property or Trust Property allocated to such Series to such organizations or entities.
         10.07 Massachusetts Business Trust. A majority of the trustees may, in their sole discretion, amend the Declaration so as to, or otherwise, adopt the form of organization of a trust with transferrable shares organized under the laws of The Commonwealth of Massachusetts, without any further action by the Holders.
                                   ARTICLE XI.
                                  Miscellaneous
         11.01 Certificate of Designation; Agent for Service of Process. The Trust shall file with the Secretary of State of Massachusetts a certificate, in the Trust name and signed by an officer of the Trust, designating the Secretary of The Commonwealth of Massachusetts as an agent upon whom process in any action or proceeding against the Trust may be served.
         11.02 Governing Law. This Declaration is executed by the Trustees and delivered in The Commonwealth of Massachusetts and with reference to the laws thereof, and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the laws of The Commonwealth of Massachusetts and reference shall be specifically made to the trust law of The Commonwealth of Massachusetts as to the construction of matters not specifically covered herein or as to which an ambiguity exists.
         11.03 Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.
         11.04 Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust or of any recording office in which this Declaration may be recorded, appears to be a Trustee hereunder, certifying to: (a) the number or identity of Trustees or Holders, (b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or Holders, (d) the fact that the number of Trustees or Holders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (e) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees, or (f) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trustees and their successors.
11.05  Provisions in Conflict With Law or Regulations.
         (a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, or with other applicable laws and regulations, the conflicting provisions shall be deemed never to have constituted a part of his Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.
         (b) If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

         IN WITNESS WHEREOF, the undersigned has caused these presents to be executed as of the day and year first above written.

                                       ------------------------------------
                                       John L. Davenport, as Trustee
                                       and not individually























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